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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of Boston Technology, Inc. as of January 31, 1997 and 1996, and for each of the three fiscal years in the period ended January 31, 1997, which report is included in the Annual Report on Form 10-K.

/S/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 16, 1998